Exhibit 10.2

GUARANTY

made by

CENDANT CORPORATION

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of July 7, 2006

TABLE OF CONTENTS

SCHEDULE

Schedule 1	Notice Addresses

i

GUARANTY

GUARANTY (this “Guaranty”), dated as of July 7, 2006, made by CENDANT CORPORATION, a Delaware corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Interim Term Loan Agreement, dated as of July 7, 2006 (as amended, supplemented or otherwise modified from time to time, the “Interim Term Loan Agreement”), among WYNDHAM WORLDWIDE CORPORATION (the “Borrower”), THE ROYAL BANK OF SCOTLAND PLC and THE BANK OF NOVA SCOTIA, as Syndication Agents, BANK OF AMERICA, N.A. and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Documentation Agents, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Interim Term Loan Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Guarantor;

WHEREAS, the Borrower and the Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Interim Term Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Interim Term Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Interim Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1.  DEFINED TERMS

1.1  Definitions. (a)  Unless otherwise defined herein, terms defined in the Interim Term Loan Agreement and used herein shall have the meanings given to them in the Interim Term Loan Agreement.

(b)  The following terms shall have the following meanings:

“Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Interim Term Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Interim Term Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Interim Term Loan Agreement, the other Fundamental Documents (other than this Guaranty) or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, swap coupon or termination payments, fees or indemnities or reasonable out-of-pocket costs or expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Termination Event”: either (i) the consummation of the Spin-Off or (ii) payment in full of the Obligations and termination of the Commitments.

1.2  Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section and Schedule references are to this Guaranty unless otherwise specified.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  GUARANTY

2.1  Guaranty. (a) The Guarantor hereby unconditionally and irrevocably (except as otherwise provided in Section 5.13) guaranties to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)  The Guarantor further agrees to pay any and all reasonable documented expenses (including, without limitation, the reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Borrower under this Guaranty; provided, however, that the Guarantor shall not be liable for the fees and expenses of more than one separate firm for the Lenders (unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than two separate firms) in connection with any one such action or any separate, but substantially similar or related actions in the same jurisdiction, nor shall the Guarantor be liable for any settlement or proceeding effected without the Guarantor’s written consent. This Guaranty shall remain in full force and effect until the occurrence of a Termination Event.

(c)  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations until the occurrence of a Termination Event.

(d)  The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the

Administrative Agent and such Lender in writing that such payment is made under this Guaranty for such purpose.

2.2  No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or Guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until the occurrence of a Termination Event. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time before the occurrence of a Termination Event, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.3  Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any collateral security, guaranty or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any release of the Borrower shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.4  Guaranty Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of the Interim Term Loan Agreement, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by they

Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for its Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until the occurrence of a Termination Event.

2.5  Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower’s property, or otherwise, all as though such payments had not been made.

2.6  Payments. The Guarantor hereby guaranties that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

3.1  Corporate Existence and Power. The Guarantor has been duly organized and is validly existing in good standing under the laws of its jurisdictions of organization and is in good standing or has applied for authority to operate as a foreign corporation or other organization in all jurisdictions where the nature of its properties or business so requires it and where a failure to be in good standing as a foreign corporation would reasonably be expected to have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Guarantor. The Guarantor has the corporate power to execute, deliver and perform its obligations under this Guaranty.

3.2  Corporate Authority, No Violation and Compliance with Law. The execution, delivery and performance of this Guaranty (a) have been duly authorized by all necessary corporate action on the part of the Guarantor, (b) will not violate any provision of any Applicable Law (including any laws related to franchising) applicable to the Guarantor or any of its respective properties or assets, (c) will not violate any provision of the certificate of incorporation or by-laws of the Guarantor and (d) will not violate or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, bond, note, instrument or any other material agreement to which the Guarantor is a party or by which the Guarantor or any of its respective properties or assets are bound.

3.3  Enforceability. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor (enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law). The Guarantor agrees that the representations and warranties contained in this Section 3.3 shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Interim Term Loan Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

SECTION 4.  THE ADMINISTRATIVE AGENT

The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Administrative Agent and the Lenders, be governed by the Interim Term Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5.  MISCELLANEOUS

5.1  Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent; provided that any provision (other than Section 5.13) of this Guaranty may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent and the Guarantor or by facsimile or other electronic transmission from the Administrative Agent.

5.2  Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 10.1 of the Interim Term Loan Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

5.3  No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

5.4  Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable documented out-of-pocket costs and expenses incurred in collecting against the Guarantor under this Guaranty, as applicable, or otherwise enforcing or preserving any rights under this Guaranty, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent; provided, however, that the Guarantor shall not be liable for the fees and expenses of more than one separate firm for the Lenders (unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than two separate firms) in connection with any one such action or any separate, but substantially similar or related actions in the same jurisdiction, nor shall the Guarantor be liable for any settlement or proceeding effected without the Guarantor’s written consent.

(b)  The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Interim Term Loan Agreement.

5.5  Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent.

5.6  Set-Off. The Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Interim Term Loan Agreement, any other Fundamental Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

5.7  Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8  Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.9  Integration. This Guaranty represents the agreement of the Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Guarantor, Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein.

5.10 GOVERNING LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.11  Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 5.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

5.12  Acknowledgements. The Guarantor hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;

(b)  neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guaranty, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantor and the Lenders.

5.13  Releases. Notwithstanding any provision contained in this Guaranty to the contrary, (i) upon the occurrence of a Termination Event, this Guaranty and all obligations of the Guarantor hereunder shall unconditionally terminate, all without delivery of any instrument or performance of any act by any party, and (ii) this Section 5.13 shall not be waived, amended, modified, supplemented or nullified without the prior written consent of the Guarantor.

5.14 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

CENDANT CORPORATION
By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President and Treasurer

SIGNATURE PAGE TO GUARANTY

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Cendant Corporation
1 Campus Drive
Parsippany, New Jersey 07054
Attention: David B. Wyshner
Telecopy: (973) 496-5080
Telephone: (973) 496-7938